Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of InterMedia Outdoor Holdings, Inc. (File No. 333-185106) of our report dated November 15, 2012, relating to the financial statements of InterMedia Outdoor Holdings, LLC, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

January 8, 2013